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                                                                    EXHIBIT 10.3

                               LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (the "Agreement") is entered into as of the 20th day of August, 1999 by and between TRADER PUBLISHING COMPANY, a Virginia general partnership ("Trader"), and AUTOCONNECT, L.L.C., a Delaware limited liability company ("ATC").

                                   RECITALS:

         A. Pursuant to a license agreement (the "TPI License Agreement") between Trader and TPI Holdings, Inc. ("TPI Holdings") dated March 31, 1991, Trader is the exclusive worldwide licensee in the field of advertising and publishing, including electronic publishing, of the trademarks, service marks and trade names TRADER and AUTOTRADER and variations thereof, as well as all other trademarks and service marks including the element TRADER owned or acquired by TPI Holdings, and is authorized by TPI Holdings to sublicense such licensed rights.

         B. Trader, together with TPI, Inc. ("Cox"), LTM Company, L.P. ("Landmark"), Manheim Auctions, Inc. and ADP, Inc., has executed concurrently herewith a Contribution Agreement (the "Contribution Agreement") whereby Cox and Landmark have agreed to cause Trader to contribute to ATC certain assets, and to license to ATC certain rights including (i) the rights to use the trademarks, service marks and names AUTOTRADER, AUTOTRADER ONLINE, AUTOTRADER.COM and such other variations thereof as may be from time to time authorized by Trader (hereinafter the "Licensed Marks"), and (ii) the rights to certain domain names including the elements "AUTOTRADER" or "AUTOMART" alone or in combination with other elements, including, the domain names www.autotrader.com and www.automart.com (the "Licensed Domain Names").

         C. The parties desire to enter into this Agreement to set forth the terms of the license of the Licensed Marks and Licensed Domain Names to ATC for use in connection with ATC's ownership and operation of a consumer-oriented Internet shopping and information service for buyers and sellers of Automobiles (the "Business").

         In consideration of the mutual covenants contained herein, in the Contribution Agreement, and in the Data Contribution Agreement (defined below), and other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

All capitalized terms that are not defined herein shall have the meanings set forth in that certain Data Contribution Agreement (the "Data Contribution Agreement") dated the date hereof between Trader and ATC.

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2.       GRANT OF LICENSE

         2.1. Subject to the TPI License Agreement, Trader hereby grants to ATC the exclusive right and license to use the Licensed Marks and the Licensed Domain Names in connection with the operation of the Business. ATC's license shall be limited to the described field of use (and the promotion of such Business in the ordinary course of ATC's Business) and shall in no way be deemed to limit or prevent Trader's use of the Licensed Marks in connection with the sale and/or distribution of Trader's print publications Auto Trader and Auto Mart, the promotion of such publications in all media, the fulfillment of Trader's obligations under the Data Contribution Agreement, and any other purposes (except to the extent the Data Contribution Agreement prohibits such activities). The preceding sentence notwithstanding, during the term of this Agreement, Trader may not use the mark AUTOTRADER.COM (except as may be required in connection with its obligations under the Data Contribution Agreement) nor may Trader operate an on-line auction under any of the Licensed Marks.

         2.2. ATC hereby accepts the License granted by Trader herein and undertakes and agrees to use the trademark AUTOTRADER.COM and the domain name AUTOTRADER.COM as the principal mark and domain name of the ATC Main Site (and as an element of the ATC Co-Branded Sites) so that Trader's brand name presence for AutoTrader will be maintained on the Internet. Trader acknowledges that pursuant to the Data Contribution Agreement ATC is permitted to operate websites in connection with the operation of the Business that are co-branded with the AUTOTRADER.COM mark and with the trademark, service mark or tradename of a third party. Trader further acknowledges that if ATC operates an ATC Ancillary Site, it could contain a principal mark other than AUTOTRADER.COM and could be located at a domain name other than AUTOTRADER.COM.

3.       TERM OF AGREEMENT

Unless earlier terminated in accordance with the provisions of Section 8 of this Agreement, this Agreement shall commence on its effective date and shall continue until December 31, 2041, provided that, if the TPI License is extended or renewed, this Agreement shall be extended or renewed for the like term.

4.       QUALITY CONTROL, NOTICES, APPROVAL AND SAMPLES

         4.1. The quality of the graphics, text, artwork, displays or other materials used by ATC on the ATC Main Site and ATC Co-Branded Sites and of the services provided by ATC to members of the public shall be at least as high as the quality of the graphics, text, artwork, displays or other materials used by Trader in its publications.

         4.2. ATC acknowledges that the maintenance of the standards of quality previously established in relation to the Licensed Marks is essential to preserving the reputation of the mark and the associated goodwill.

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         4.3.     Trader shall at all times retain the right to approve or
disapprove of (in accordance with the terms of this Agreement) ATC's use of the Licensed Marks.

         4.4. In the event Trader objects to any material displayed by ATC on the ATC Main Site or the ATC Co-Branded Sites or in any advertising or promotional materials or to the quality of services provided by ATC, Trader shall give notice in writing of any such failures by ATC and ATC shall commence and diligently prosecute reasonable efforts to correct any such failure.

5.       USE OF LICENSED MARKS

         5.1. ATC shall include on all printed, published, posted or displayed materials bearing the Licensed Marks appropriate trademark notices as reasonably required by Trader. All such materials shall comply with all applicable laws and shall not be misleading or deceptive.

         5.2. ATC agrees to use the Licensed Marks only as permitted by law and this License Agreement.

         5.3. If either party is, from time to time, using the Licensed Marks in a manner not restricted hereunder or under the Data Contribution Agreement (it being understood for purposes hereof that Trader may not use AutoTrader.com) and the other party subsequently begins using the Licensed Marks (or seeks to begin using the Licensed Marks) on the world wide web in a manner that is confusingly similar to such use by the other party of the Licensed Marks or that otherwise fails to distinguish each party's products or services, the party with first use shall have the right to prohibit the other party's use of the Licensed Marks in such manner.

6.       OWNERSHIP OF RIGHTS

         6.1. ATC acknowledges that TPI Holdings is the owner of all rights, title and interest in and to the Licensed Marks and the goodwill associated therewith, and that the Licensed Marks are the sole property of TPI Holdings. ATC acknowledges that this sublicense is granted by Trader pursuant to rights granted by the TPI License. ATC acknowledges that it has received a copy of the TPI License and agrees to be bound by all of Trader's obligations to TPI Holdings under the TPI License, except to the extent any such obligation has expressly been waived by TPI Holdings pursuant to the Consent to License Agreement attached hereto as Attachment 1 to Exhibit B, which has been executed by TPI Holdings contemporaneously herewith. ATC will not dispute or contest that Trader is the owner of all rights, title and interest in and to the Licensed Domain Names and the goodwill associated therewith, and that the Licensed Domain Names are the sole property of Trader.

         6.2. The Parties will comply with each other's reasonable requirements concerning confidentiality of proprietary information.

         6.3. ATC shall provide full cooperation to Trader and TPI Holdings in connection with the registration and maintenance of the Licensed Marks. During the term of this Agreement, the parties acknowledge and agree that ATC shall be entitled to be registered as the party in interest with respect to the Licensed Domain Names and the control thereof and Trader

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shall provide full cooperation in connection with the registration and maintenance of the Licensed Domain Names.

         6.4. Except as specifically provided herein, ATC shall not create and use any mark that incorporates any of the Licensed Marks other than AutoTrader.com without Trader's consent. Any new mark created by ATC that incorporates the Licensed Marks shall inure to the benefit of TPI Holdings (and Trader) and, to the extent Trader has consented to such creation, shall be included within the definition of Licensed Marks.

7.       THIRD-PARTY INFRINGEMENT

         7.1. ATC shall promptly notify Trader of any known infringement or potential infringement, passing off, or any violation of any of the Licensed Marks or any of the Licensed Domain Names in connection with the services provided on the Internet or challenge to or claim by any person to the Licensed Marks or Licensed Domain Names. Should TPI Holdings and/or Trader determine to institute legal proceedings against any infringer or potential infringer, ATC will extend its full cooperation in all such matters and bear its own costs incurred in providing such cooperation. Notwithstanding who bears the cost for such matters, ATC may not settle any dispute or proceeding without the express written approval of TPI Holdings and Trader.

         7.2. In the event that ATC notifies Trader of any infringement by a third party in their use of a Licensed Mark on the world wide web (a "Noticed Claim"), Trader shall send such third party a cease and desist letter and, where Trader determines is reasonably necessary, appropriate and justified under all circumstances to prevent infringement or dilution of the Licensed Marks, institute legal proceedings at its sole expense against such infringer. If Trader determines that it is not reasonably necessary, appropriate and justified under all circumstances to prevent infringement or dilution by instituting legal proceedings against any such infringer, Trader shall promptly notify ATC in writing. In that event, ATC shall have the right to institute legal proceedings against such infringer and Trader shall extend its full cooperation in all such matters and bear its own costs in providing such cooperation. Trader's obligations under this Section 7(b) shall terminate upon the earlier of (i) the first anniversary of this Agreement, and (ii) the effective date of the Company's Initial Public Offering (as defined in that certain Amended and Restated Limited Liability Company Agreement of ATC dated the date hereof), provided, Trader's obligation with respect to any Noticed Claim shall survive such termination to the extent Trader has not fulfilled its obligations with respect to such Noticed Claim.

8.       TERMINATION

         8.1. Except as otherwise provided herein, this Agreement shall terminate automatically at the end of the term specified in Section 2.

         8.2. This Agreement shall also terminate automatically if the Data Contribution Agreement is terminated (a) by ATC pursuant to Section 7.1 of such agreement (non-renewal) (if Trader terminates pursuant to the non-renewal right of Section 7.1 of the Data Contribution

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Agreement, then, subject to Sections 8.1 and 8.3 hereof, this Agreement shall continue in full force and effect) or, (b) by Trader pursuant to Section 7.2(a) of such agreement (for cause).

         8.3. Trader may also terminate this Agreement in the event that ATC is in breach of a material term of this Agreement provided that Trader has given ninety (90) days' prior written notice to ATC, setting forth the nature of the breach. If the breach cannot be cured within the ninety (90) day period, but ATC is diligently pursuing a cure, the cure period shall be extended for a reasonable period of time, not to exceed an additional seventy-five (75) days, in order to allow ATC to effect the cure. If ATC cures such breach prior to the end of the cure period, Trader's right to terminate this Agreement in connection with such breach shall cease. If Trader believes that ATC has not cured said breach prior to the end of the expiration of said cure period, Trader shall notify ATC in writing. Trader may then terminate this Agreement fifteen (15) days after written notice of the failure to cure.

         8.4. The failure by ATC to maintain the quality of services provided under the Licensed Marks shall be considered a breach of the material terms of this Agreement.

9.       OBLIGATIONS AFTER TERMINATION

In the event of cancellation or termination of this Agreement pursuant to
Section 8, ATC shall discontinue use of the Licensed Marks and the Licensed Domain Names in any manner and promptly return to Trader or otherwise destroy, at Trader's instruction, of all materials bearing any of the Licensed Marks.

10.      TRADEMARK AND DOMAIN NAME VALIDITY

ATC agrees that it will not, during the term of this Agreement or at any time thereafter, claim or assert any ownership rights to the Licensed Marks or Licensed Domain Names or any other mark or domain name including the term "Trader" and will not apply to register any such mark or domain name or to raise or cause to be raised any question concerning or objection to the validity or enforceability of any of the Licensed Marks or Licensed Domain Names or the rights of Licensor thereto on any grounds whatsoever in any jurisdiction, including but not limited to the U.S. Patent and Trademark Office.

11.      NON-ASSIGNMENT

The rights granted herein shall not be assigned, licensed or sublicensed to any other party without the written approval of Trader; provided, however, ATC may assign its rights hereunder in whole to any Person that acquires all or substantially all of its assets, assumes all of ATC's obligations hereunder, and assumes or complies with, as applicable, all of the obligations and restrictions applicable to ATC under the Data Contribution Agreement.

12.      INDEMNIFICATION

         12.1. Trader shall indemnify, protect and hold harmless ATC against any and all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) arising out

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of, or resulting from, claims of third parties that the use of the Licensed
Marks or Licensed Domain Names by ATC in accordance with the terms of this Agreement violates or infringes the rights of such third parties.

         12.2. Except as provided in Section 12.1, ATC shall indemnify, protect and hold harmless Trader and TPI Holdings against any and all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) arising out of, or resulting from, claims of third parties against Trader or TPI Holdings involving any activity carried on by ATC while using the Licensed Marks or Licensed Domain Names.

13.      REMEDIES

ATC acknowledges that a breach by it of the provisions of this Agreement regarding the license or ATC's use of (or rights to use) such Licensed Marks cannot be reasonably or adequately compensated by money damages in an action at law; and a breach of any of its obligations under this Agreement regarding the license or ATC's use of (or rights to use) such Licensed Marks will cause Trader irreparable injury and damage. ATC agrees that, in addition to any other remedies they may have under this Agreement or otherwise, Trader and TPI Holdings shall be entitled to specific performance and to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the material terms of this Agreement regarding the license or ATC's use of (or rights to use) such Licensed Marks without any obligation to post bond or other security or surety.

14.      REPRESENTATIONS AND WARRANTIES OF LICENSOR

Trader represents and warrants as follows:

         14.1. Trader is a general partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the power and authority to own, lease and operate its assets, properties and business, to carry on its business as now being conducted, and to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Trader enforceable in accordance with its terms.

         14.2. Except as disclosed pursuant to the Contribution Agreement, to Trader's knowledge (as such knowledge is defined under the Contribution Agreement), there are no actions, suits or proceedings pending or threatened against Trader that affect the Licensed Marks or ATC's right to use the Licensed Marks as provided under this Agreement.

         14.3. Neither Trader, nor, to the knowledge of Trader (as such knowledge is defined under the Contribution Agreement), TPI Holdings is in breach of the TPI License or any other agreement that would affect its rights to make the license hereunder.

15.      REPRESENTATIONS AND WARRANTIES OF LICENSEE

ATC represents and warrants as follows:

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         15.1.    ATC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the necessary power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

         15.2. ATC has the legal right and authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of ATC enforceable in accordance with its terms.

16.      SURVIVAL

All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive for such period as is provided under the Contribution Agreement.

17.      NOTICES

All notices and other communications hereunder shall be (a) in writing; (b) delivered by telecopy, by commercial overnight or same-day delivery service with all delivery costs paid by sender, or by registered or certified mail with postage prepaid, return receipt requested; (c) deemed given on the date and at the time shown on the telecopy confirmation of receipt (if delivered by telecopy), on the date and at the time (if recorded) of delivery by the commercial delivery service, as shown in the records thereof (if delivered by commercial overnight or same-day delivery service), or on the date shown on the return receipt (if delivered by registered or certified mail); and (d) addressed to the parties at their addresses specified on the signature page to this Agreement (or at such other address for a party as shall be specified by like notice).

18.      WAIVERS

Any waiver of any terms or conditions of this Agreement shall be in writing and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition, nor shall any failure to enforce any provision of this Agreement operate as a waiver of such provision or of any other provision of this Agreement. Except as set forth in this Agreement, all rights, powers and remedies given to the parties under this Agreement are cumulative and not alternative, and are in addition to all statutes or rules of law.

19.      SEVERABILITY

In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable, in conflict with the law of any jurisdiction where its enforcement is sought, or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

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20.      COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one complete set of such counterparts. Any counterpart of this Agreement which has attached to it separate signature pages, which together contain the signatures of all parties hereto, shall for all purposes be deemed a fully executed original.

21.      REPRODUCTIONS

This Agreement and all other documents, instruments and agreements in the possession of the parties which relate hereto or thereto may be reproduced by the parties, and any such reproduction shall be admissible in evidence, with the same effect as the original itself, in any judicial or other administrative proceeding, whether the original is in existence. No party will object to the admission in evidence of any such reproduction, unless the objecting party reasonably believes that the reproduction does not accurately reflect the contents of the original and objects on that basis.

22.      GOVERNING LAW; CONSTRUCTION

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without regard to its conflict of laws provisions. The parties acknowledge and agree that they have been represented by counsel and that each of the parties has participated in the drafting of this Agreement. Accordingly, it is the intention and agreement of the parties that the language, terms and conditions of this Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities in connection with the preparation of this Agreement.

23.      INTEGRATED AGREEMENT/INTERPRETATION

         This Agreement and the exhibits and schedules to this Agreement, and the Contribution Agreement and the exhibits and schedules thereto, embody the entire agreement and understanding between the Parties with regard to the subject matter hereof and may be altered or amended only in a writing executed by authorized agents of the Parties. As used herein, the word "or" shall be interpreted to have both its conjunctive and disjunctive meanings wherever possible. The paragraph titles are intended solely for convenience and shall in no event affect or be used in connection with the interpretation of this Agreement. This Agreement shall not be construed more strictly against one party than the other by virtue of the fact that it may have been prepared by counsel for one of the Parties.

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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                    COMPANY:

                                    AUTOCONNECT, L.L.C.


                                    By: /s/ Dennis Berry
                                       --------------------------------------
                                    Name: Dennis Berry
                                         ------------------------------------
                                    Title: Member of Management Committee
                                          -----------------------------------

                                    Address for Notices:

                                    1400 Lake Hearn Drive, N.E.
                                    Atlanta, Georgia  30319
                                    Attention: Victor Perry
                                              -------------------------------
                                    Facsimile: (404) 843-7412
                                              -------------------------------
                                    With a copy to:
                                     Manheim Auctions, Inc.
                                    -----------------------------------------
                                     1400 Lake Hearn Drive, N.E.
                                    -----------------------------------------
                                     Atlanta, Georgia 30319
                                    -----------------------------------------
                                    Attention: G. Dennis Berry
                                              -------------------------------
                                    Facsimile: (404) 843-5755
                                              -------------------------------

                                    TRADER:


                                    TRADER PUBLISHING COMPANY


                                    By: /s/ Conrad M. Hall
                                       --------------------------------------
                                    Name: Conrad M. Hall
                                         ------------------------------------
                                    Title: President
                                          -----------------------------------

                                    Address for Notices:

                                    100 West Plume Street
                                    Norfolk, Virginia  23510
                                    Attention:  Conrad M. Hall
                                    Facsimile:  (757) 640-4001
                                              -------------------------------

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                                    With a copy to:

                                    Landmark Communications, Inc.
                                    150 W. Brambleton Avenue
                                    Norfolk, Virginia 23510
                                    Attention:  Richard F. Barry, III
                                    Facsimile:  (757) 626-3174
                                    Attention:  Guy R. Friddell, III
                                    Facsimile:  (757) 664-2164

                                    With a copy to:

                                    Cox Newspapers, Inc.
                                    1400 Lake Hearn Drive, N.E.
                                    Atlanta, Georgia  30319
                                    Attention:  Jay Smith
                                              -------------------------------
                                    Facsimile:  (404) 843-7928
                                              -------------------------------


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